Exhibit 99.1

AMENDMENT NO. 1

TO

STRATEGIC ALLIANCE AGREEMENT

This Amendment (the “Amendment”) is entered into as of December 10, 2010 (the “Amendment Effective Date”), by and between Infinity Pharmaceuticals, Inc., a Delaware corporation having its principal office at 780 Memorial Drive, Cambridge, Massachusetts 02139 (“Infinity”), and Mundipharma International Corporation Limited, a Bermuda corporation having its principal office at Mundipharma House, 14 Par-la-Ville Road, P.O. Box HM 2332, Hamilton HM JX, Bermuda (“MICL”).

WHEREAS, Infinity and MICL are parties to that Strategic Alliance Agreement, dated as of the 19th day of November 2008 (the “Agreement”); and

WHEREAS, in accordance with Section 11.4 of the Agreement, Infinity and MICL desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Infinity and MICL agree as follows:

1. Definitions. Capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the Agreement.

2. Program Decisions. The Parties agree that, notwithstanding anything to the contrary in the Agreement, (a) MICL has elected to extend the Funded Discovery Period through December 31, 2012 pursuant to Section 2.l(c)(i) of the Agreement, (b) MICL has elected not to exercise its right pursuant to Section 2.6 of the Agreement to terminate its Program Rights for any Product or Discovery Project contained in the Research Plan submitted to MICL on September 30, 2010 (the “2011 Plan”), and (c) the budget contained in the 2011 Plan for calendar year 2012, in the amount of One Hundred Ten Million United States Dollars (US$110,000,000), shall apply. For the sake of clarity, MICL retains its right, pursuant to Section 2.1(c) of the Agreement, to further extend the Funded Discovery Period through December 31, 2013.

3. Hedgehog Products. In lieu of the right under Section 2.6 of the Agreement for MICL to terminate its Program Rights for IPI-926, the following terms shall instead apply:

3.1 (a) Promptly following the end-of-Phase 2 meeting between Infinity and the FDA with respect to the clinical trial of IPI-926 in patients with pancreatic cancer described in the 2011 Plan, Infinity shall provide MICL with the FDA minutes of such meeting, together with a package of any material preclinical or clinical data related to IPI-926 since the date of the last report submitted to MICL pursuant to Section 2.6 of the Agreement. Within thirty (30) days after MICL’s receipt of such package, MICL may elect to terminate its Program Rights for IPI-926 by providing written notice of such election to Infinity during such thirty (30) day period (the thirtieth (30th) day of such period, the “Hedgehog Opt-Out Decision Date”).

(b) If the Hedgehog Opt-Out Decision Date has not occurred on or before November 1, 2013, then MICL may elect to terminate its Program Rights for IPI-926 on the terms set forth in Section 3.2 of this Amendment by providing written notice of such election to Infinity on or before November 30, 2013.

(c) If the Hedgehog Opt-Out Decision Date occurs on or after January 1,2013, MICL shall fund one hundred percent (100%) of the Research and Development Expenses incurred by Infinity for the Hedgehog Project, if any, in accordance with the relevant Research Plan presented by Infinity to MICL pursuant to Section 2.1(a) of the Agreement for the period from January 1, 2013 up to and including the Hedgehog Opt-Out Decision Date.

3.2 If MICL so elects to terminate its Program Rights for IPI-926 as provided in Section 3.1 of this Amendment, then:

(a) MICL shall have no further Program Rights for IPI-926 and any Related Product (i.e., any product or product candidates (including preclinical product candidates) that Interact with the Hedgehog Pathway);

(b) IPI-926 shall be considered an Opt-Out Product, effective as of the date on which Infinity receives the written notice of MICL’s election (the “Hedgehog Opt-Out Effective Date”);

(c) MICL shall (i) immediately make a lump-sum payment to Infinity in the amount of Twenty-Three Million Six Hundred Fifty Thousand United States Dollars (US$23,650,000); such amount shall be considered funding for Research and Development Expenses and may be allocated by Infinity between and among Discovery Projects (so long as the Funded Discovery Period has not ended) and Products in its sole discretion; and (ii) fund one hundred percent (100%) of all Research and Development Expenses incurred by Infinity in 2013 to complete any Phase II Studies of IPI-926 in progress on the Hedgehog Opt-Out Effective Date, up to an aggregate of Twenty-Three Million Six Hundred Fifty Thousand United States Dollars (US$23,650,000), which amounts shall be paid by MICL within thirty (30) days after receipt of each invoice therefor from Infinity; provided, upon payment in full of the amounts set forth in this Section 3.2(c), MICL shall have no further obligation to fund any Research and Development Expenses associated with IPI-926.

(d) Infinity shall pay to MICL a royalty on Net Sales of IPI-926 at the rates set forth in Sections 5.3(a) and 5.3(c) of the Agreement, as applicable;

(e) After the Hedgehog Effective Opt-Out Date, Infinity shall have no obligation to provide a quarterly update on the Development of IPI-926 or any Related Product; and

(f) MICL shall not, directly or indirectly, by itself or jointly with or through any of its Affiliates or any Third Parties, engage in the Development, Manufacture or Commercialization of any product or product candidate that Interacts with the Hedgehog Pathway, for two (2) years following the Hedgehog Opt-Out Effective Date.

3.3 If MICL does not elect to terminate its Program Rights for IPI-926 as provided in Section 3.1 of this Amendment, then MICL shall retain and thereafter have the ability to terminate such Program Rights pursuant to Section 2.6 or Section 2.7 of the Agreement, as applicable.

4. Notwithstanding anything to the contrary in Section 6.2(a) of the Agreement, Infinity may issue a press release, in the form attached as Schedule A to this Amendment, within one (1) Business Day after the Amendment Effective Date in connection with any disclosures required by applicable Law, to announce the execution of this Amendment and describe the material financial and operational terms of this Amendment.

5. Except as amended by this Amendment, the Agreement and all provisions thereof in effect as of the date hereof, shall remain and continue in full force and effect without any modification or amendment. After the date of this Amendment, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any such instrument or document to be deemed to be a reference to the Agreement as amended hereby.

6. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment will control.

7. This Amendment may be executed in counterparts, each of which when so executed and delivered will constitute an original and all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Adelene Q. Perkins
Name: Adelene Q. Perkins
Title: President and Chief Executive Officer

MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED

By:	/s/ Douglas Docherty
Name: Douglas Docherty
Title: General Manager

SCHEDULE A

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Infinity Pharmaceuticals, Inc.

Gerald Quirk, 617-453-1224

Gerald.Quirk@infi.com

http://www.infi.com

INFINITY AND MUNDIPHARMA EXTEND GLOBAL STRATEGIC ALLIANCE

– Mundipharma Commits to Providing Up to $110 Million in R&D Funding for 2012 in Addition to $85 Million Previously Committed for 2011 –

– Companies Agree Upon Event-Based Approach for IPI-926 Funding Commitments Beyond 2012 –

Cambridge, Mass. – December 13, 2010 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced the extension of its global strategic alliance with Mundipharma International Corporation Limited to develop and commercialize IPI-926, Infinity’s novel Smoothened antagonist, as well as development candidates arising from Infinity’s phosphoinositol-3-kinase (P13K) and discovery programs. In conjunction with this extension, Mundipharma has expanded the committed research and development funding of $85 million for 2011 to include an additional $110 million for 2012. This continued finding reflects the clinical and commercial potential of Infinity’s pipeline as well as the progress made across Infinity’s discovery and clinical programs since the alliance began in 2008.

Infinity also announced today that its agreement with Mundipharma was amended to align funding commitments for IPI-926 beyond 2012 with anticipated clinical events. Pursuant to this amendment, Mundipharma’s next funding commitment for IPI-926 will occur after Infinity’s end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) pertaining to the ongoing study of IPI-926 in patients with pancreatic cancer, as opposed to the current annual calendar- based renewal.

“Our relationship with Mundipharma provides us with the financial resources and independence to aggressively pursue our goal of developing our pipeline of novel drug candidates and gives us the opportunity to commercialize our own products in the U.S.,” stated Adelene Q. Perkins, president and chief executive officer of Infinity. “Mundipharma and Purdue have been wonderful partners, and we are pleased to continue working together to bring important new medicines to patients.”

“We see tremendous promise in Infinity’s pipeline in cancer, inflammation and pain, as evidenced by the potential for IPI-926, a potentially new approach for treating pancreatic cancer and a broad range of other cancers,” said Thomas Mehrling, M.D., director of European oncology at Mundipharma. “We look forward to continuing our productive partnership and expect that it will give us the opportunity to bring to market a number of innovative, best-in-class treatments for patients.”

Details of the Global Strategic Alliance

Infinity entered into a strategic alliance with Purdue and Mundipharma in 2008 to develop and commercialize pharmaceutical products. Under the terms of the agreement, the alliance includes product candidates arising from Infinity’s Hedgehog pathway, P13K and all discovery programs. Mundipharma is obligated to fund all research and development costs of these programs within the strategic alliance, up to caps of $85 million in 2011 and $110 million in 2012. Infinity retains U.S. commercialization rights for these products and is entitled to receive royalties on any product sales outside the U.S. In addition, under the terms of the alliance related to Infinity’s fatty acid amide hydrolase (FAAH) program, Purdue and Mundipharma are responsible for fully funding the FAAH program and Infinity is entitled to worldwide royalties on any successfully developed products.

Under the original agreement, Mundipharma has the right to opt out of any discovery project or any preclinical or clinical development program on an annual basis in November of each year. In the event of an opt-out decision, Mundipharma will continue to provide funding for, in the aggregate, 100 percent of Infinity’s contractually budgeted research and development expenses for all programs included in the alliance for the calendar year following the date of such opt out. Under the amended agreement, these time-based decisions have been modified to become event-based for the Hedgehog program. Mundipharma’s next funding commitment will be within 30 days following the outcome of Infinity’s end-of-Phase 2 meeting with the FDA pertaining to the study of IPI-926 in patients with pancreatic cancer. Mundipharma will continue to fully fund the Hedgehog program through the latter of the end of 2012 or 30 days after the FDA meeting is held, at which point Mundipharma will make a decision about future funding commitments.

If Mundipharma elects to opt out of continued development funding following the end-of-Phase 2 meeting, Mundipharma would be obligated to make an immediate payment of approximately $24 million to Infinity, which Infinity can use on any research or development program in the alliance. In addition, Mundipharma would reimburse Infinity for up to approximately $24 million of additional expenses incurred during 2013 that are associated with the completion of Phase 2 trials of IPI-926 ongoing at the time of the opt-out, so that aggregate residual funding could total approximately $47 million.

Except for the timing and implications of future program funding decisions for IPI-926, the strategic alliance agreement remains unchanged.

About the Hedgehog Pathway and IPI-926

Malignant activation of the Hedgehog pathway is responsible for a broad range of cancers through three distinct mechanisms: signaling to the tumor microenvironment, signaling to tumor progenitor cells, and genetic activation of the Hedgehog pathway in tumor cells. IPI-926 is a small molecule that inhibits Smoothened (Smo), a key component of the Hedgehog pathway. Smo inhibition represents a significant anti-cancer opportunity for addressing a number of difficult-to-treat cancers by disrupting malignant activation of the pathway.

IPI-926 is currently being evaluated in a Phase 1 study in solid tumors as well as a Phase lb/2 study in combination with Gemzar® (gemcitabine) in patients with previously untreated, metastatic pancreatic cancer. These clinical trials build upon a robust set of supporting preclinical data that provide a strong rationale for evaluating the potential of IPI-926 for treatment of a broad range of cancers.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop, and deliver to patients best-in-class medicines for difficult-to-treat diseases. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs in the inhibition of the Hsp90 chaperone system, the Hedgehog pathway, fatty acid amide hydrolase, and phosphoinositide-3-kinase are evidence of its innovative approach to drug discovery and development. For more information on Infinity, please refer to the company’s website at http://www.infi.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the timing of future program funding decisions by Mundipharma, the commercial potential of Infinity’s product portfolio, including the potential of IPI-926 in pancreatic and other cancers, and the successful completion of Phase 2 development of IPI-926 in pancreatic cancer. Further, there can be no guarantee that the company’s strategic alliance with Mundipharma will continue as planned, or that any positive developments in Infinity’s product portfolio will result in stock price appreciation. In particular, management’s expectations could be affected by risks and uncertainties relating to: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities and investigational review boards at clinical trial sites; the ability to enroll patients in clinical trials of IPI-926; unplanned cash requirements and expenditures; and Infinity’s ability to obtain, maintain, and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2010. Further, any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Gemzar® is a registered trademark of Eli Lilly and Company.

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